As filed with the Securities and Exchange Commission on January 21, 1998

                                          Registration No. 333-35571

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                             AMENDMENT NO. TWO TO
                                   FORM S-3

                         Registration Statement Under
                          THE SECURITIES ACT OF 1933

                                RENTECH, INC.

             (Exact name of Registrant as specified in charter)
                Colorado                                       84-0957421

  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202      (303) 298-8008
  (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices and intended principal place of business)

            Dennis L. Yakobson, President
            1331 17th St. Suite 720
            Denver, Colorado  80202                  (303) 298-8008
            (Name, address and telephone number of agent for service)

             Copy to:  Loren L. Mall, Esq.
                       Brega & Winters P.C.
                       1700 Lincoln Street, Suite 2222
                       Denver, Colorado  80203

      Approximate date of commencement of proposed sale to the public:
           As soon as practicable after the effective date hereof.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

               CALCULATION OF REGISTRATION FEE

Title of Shares         Amount to be    Proposed Maximum      Proposed Maximum      Amount of
to be Registered        Registered(1)   Offering Price        Aggregate Offering    Registration
                                        per Unit(2)           Price                 Fee
----------------        -------------   ----------------      ----------------      ------------

Common Stock            5,295,303       $0.31                 $1,641,544            $566.05

Common Stock Under-       719,500       $0.31                 $  223,045            $ 76.91
lying Stock Purchase
Warrants

Common Stock Under-       392,215       $1.03                 $  404,472            $139.47
lying Stock Purchase
Warrants added in
Amendment No. Two

Total                   6,409,018                             $2,269,061            $782.43

<F1>        Subject to adjustment pursuant to the anti-dilution provisions as allowed by Rule 416.
<F2>        Average of the closing bid and asked prices as quoted on NASDAQ within five days of the respective filing dates, pursuant to Rule 457(c).  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).


  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to said Section 8(a), may determine.

                                                      PAGE 3
  P   R   O   S   P   E   C   T   U   S

                                RENTECH, INC.


               6,409,018 Shares Common Stock ($.01 par value)

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

                    SEE RISK FACTORS BEGINNING AT PAGE 6


       This Prospectus relates to 6,409,018 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of RENTECH, INC. (the "Company"), including 929,500 shares issuable upon exercise of stock purchase warrants or options. The Selling Shareholders are identified in this Prospectus under the heading "Selling Shareholders." The Shares may be offered by Selling Shareholders from time to time: (i) in transactions in the over-the-counter market, on the automated inter-dealer system on which shares of Common Stock of the Company are then listed, in negotiated transactions, or a combination of such methods of sale, and (ii) at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution." Selling Shareholders may also sell such shares pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 if the requirements for the availability of such rules have been satisfied.

       None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has, however, received the purchase price paid for certain of the Shares upon the exercise of the stock purchase warrants under which those Shares were acquired. The Company has used those net proceeds to redeem some of its outstanding preferred stock. See "SUMMARY--Use of Proceeds."

       The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and underwriter expense allowance, and fees and expenses of counsel and other advisers to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

       The Common Stock of the Company is listed and traded on NASDAQ on the Small Cap Market under the symbol "RNTK." On January 16, 1998, the last reported sale price of the Common Stock was 1-1/32 per share.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus is                , 1998
                                           ---------------

                            AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in Denver (Suite 4800, 1801 California Street, Denver, Colorado 80202), New York (Room 1228, 75 Park Place, New York, New York 10007), and Chicago (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60621-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                     DOCUMENTS INCORPORATED BY REFERENCE

       The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to:

                Rentech, Inc.
                1331 17th Street, Suite 720
                Denver, Colorado 80202
                Telephone number:  (303) 298-8008
                Attention:  James P. Samuels, Chief Financial Officer

       The following documents filed with the Commission by the Company (File Number 0-19260) are hereby incorporated by reference into this
  Prospectus:

       The Company's Form 10-KSB/A dated January 15, 1998 amending its Annual Report on Form 10-KSB dated December 29, 1997 for the 12-month period ended September 30, 1997.

       All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     SUMMARY

  The Company

       Rentech, Inc. ("Rentech" or the "Company") was organized as a Colorado corporation in 1981 to develop and exploit processes for the conversion of natural gas and other low-value carbon-bearing gases and solids into valuable liquid hydrocarbons, including premium diesel fuel, naphthas and waxes. The gas-to-liquids technology developed by the Company ("Rentech Process Technology" or "Technology") is protected by a series of patents issued by the U.S. Patent Office. The ability of the Technology to convert carbon-bearing gases into valuable liquid hydrocarbons has been validated in two pilot plants operated periodically between 1982 and 1989, in a 235 barrel per day commercial scale facility in 1992 and 1993, and in a third pilot plant presently being operated in Rentech's test facility at Pueblo, Colorado. Rentech's gas-to-liquids Technology has been licensed for use in India in a 360 barrel per day plant that the licensee is now beginning to construct.

       During March 1997, the Company entered into the business of manufacturing and selling water-based stains, sealers and coatings by purchasing the assets of Okon, Inc. The Company is continuing and expanding the 20-year old business of Okon as a wholly-owned subsidiary. Okon, Inc. sells environmentally clean, water repellant sealers, coatings and stains for wood, concrete and masonry. The customers are the construction industry and architects. Okon, Inc. presently provides Rentech's primary source of revenues.

       During July 1997, Rentech agreed with ITN Energy Systems, Inc., a privately-owned Colorado corporation, to enter into a new business called ITN Electronic Substrates LLC. Rentech owns 50% of this new entity. The LLC intends to engage in the manufacture and sale of several types of flexible thin-film on which it has electronically deposited metals with unique properties, such as copper and molybdenum, that provide conductive paths to which computer chips may be attached. The new business intends to begin its first activities and begin production in 1998. The customers are expected to be contract manufacturers in the computer, aerospace and medical instrument industries, as well as large end-users which use the substrates to manufacture their own products.

       The Company's long-term plan is to diversify into three industry groups centered around its three present lines of business. Rentech plans to continue licensing its gas-to-liquids Technology in a petrochemical group, to establish an environmental and industrial products group that includes products such as the stains, sealers, repellants and other coatings produced by Okon, Inc., and to develop an advanced technology group with such technologies as the new business of ITN Electronic Substrates LLC.

       The Company is continuing its original business of licensing its gas-to-liquids Technology, including sale of its proprietary catalyst used in the conversion process. Licenses are granted in exchange for license fees and ongoing royalties on the production of liquid hydrocarbons from conversion plants that use the Technology and are constructed and owned by licensees. Rentech has licensed its Technology for use in India for a plant now under construction by its Indian licensee at Arunachal Pradesh, India. Rentech is providing its Indian licensee engineering design and technical services under contract, and will provide such services to subsequent licensees for their use in constructing their plants, together with engineering services and startup operational support services on a fee basis for licensed plants. In addition, Rentech may reserve the right to contract for the engineering and supply the synthesis gas conversion reactor modules that are essential to use of its Technology in conversion plants. Rentech is not now receiving significant revenues from its gas-to-liquids Technology.

       The Rentech Technology uses as feedstock natural gas from gas wells that are not producing or that flare gas, or synthesis gas, a mixture of hydrogen and carbon monoxide gases, produced by gasification of coal and other carbonaceous materials. These sources of fuel are in abundant supply worldwide. A potential feedstock of growing importance is the heavy, high sulphur fuels at refineries commonly known as refinery bottoms. Other sources of feedstock include methane, a gas collected from coal beds, as well as industrial off gases. The Technology can provide a means of utilizing gas resources that are currently unmarketable due to their remote locations or because of the presence of diluents such as carbon dioxide or nitrogen.

       The diesel fuel produced by using the Technology has been tested to have a sulphur content below detectable limits and to have improved combustion characteristics when compared to commercial No. 2 diesel fuel. These qualities make it less polluting than presently available diesel fuel, and, unlike alternative fuels such as methanol or compressed natural gas, does not require any engine or vehicle modifications for use. Based upon prices of crude oil at about $18 per barrel, and commercial No. 2 diesel fuel at approximately $.50 per gallon, management believes the diesel fuel can be produced and sold at competitive prices and, particularly in view of the requirements of the federal Clean Air Act, may be saleable at premium prices. The Technology has the potential of reducing, in this and other countries, dependency upon imports of crude oil and petroleum products by converting the large fields of shut-in natural gas reserves in this country into liquid that can be inexpensively trucked to users.

       The executive offices of the Company are located at 1331 17th Street, Suite 720, Denver, Colorado 80202, telephone (303) 298-8008, fax
  (303) 298-8010.


                                 RISK FACTORS

       The securities offered hereby involve a high degree of risk. Prospective investors, prior to making an investment, should carefully consider the following risks and speculative factors inherent in and affecting the business of the Company and an investment in the Shares. In accordance with the provisions of the Private Securities Litigation Reform Act of 1995, the cautionary statements set forth below identify important factors that could cause actual results to differ materially from those in the forward-looking statements contained in this prospectus.

       1. Lack of Profitable Operations. From inception on December 18, 1981, through September 30, 1997, the Company has sustained losses aggregating $9,735,824. For the year ended September 30, 1997 and the nine month period ended September 30, 1996, the Company had net losses of $1,375,686 and $392,478, respectively. The increase of approximately 350% in loss for the twelve month period in 1997 compared to the nine month period in 1996 is due to a decrease in contract revenues and license fees of $295,176, increase in interest expense of approximately $289,000 from the addition of $1,250,500 in debt and extraordinary gain in 1996 of $200,434. Increases in 1997 costs over 1996 are attributable in general to the longer fiscal period in 1997 and in particular to public relations costs, and approximately $100,000 in hiring costs of a chief financial officer. Profit contributed by Okon from its acquisition in March 1997 partially offset the increases in costs due to the longer fiscal period. The losses since inception raise substantial doubt about the ability of the Company to continue as a going concern, as stated in the report of independent certified public accountants contained in the September 30, 1997 audited financial statemetns. There are no assurances that the Company will complete acquisitions of revenue producing businesses or that the Company's licensees will complete construction of plants using the Technology, or that any gas-to-liquids conversion plants that are completed will be operated profitably or provide engineering design fees, license fees or royalties for the Company.

       2. Economic Feasibility of Gas-to-Liquids Technology Not Assured. Whether any full-scale conversion plant using the Technology can be profitably operated depends upon the availability of low-cost feedstock and the economic feasibility or efficiency of the Technology, as well as a ready market for the end products (primarily premium diesel fuel, naphthas and waxes) at reasonable prices. The diesel fuel produced by the Technology has not been subjected to long-term engine tests to determine if there are any adverse effects. No in-depth cost or price studies have been prepared by independent third parties for the Company. Any significant decrease in prices of crude oil below approximately $16 or of commercial No. 2 diesel fuel below approximately $.50 per gallon could have a material adverse effect upon the economic potential of the Technology.

       3. Dependence upon Management. At this stage of the Company's development, economic success of the gas-to-liquids Technology depends upon design of gas conversion plants and their startup to achieve optimal process plant operations, and establishment of the Company's advanced technology business. Both require knowledge, skills, and relationships unique to the Company's technical personnel. Moreover, to successfully compete with its gas conversion Technology and advanced technology, the Company will be required to engage in continuous research and development regarding processes, products, markets and costs. Loss of the services of the executive officers of the Company, particularly Drs. Charles B. Benham or Mark S. Bohn due to their technical expertise and knowledge related to the gas conversion Technology, could be expected to have a material adverse effect upon the Company. The Company's employment contract with Dr. Benham, expires on March 31, 1999. It has no employment contract with Dr. Bohn who works for the Company on a part-time basis as needed.

       4. New Business Risks Associated With Entry into Advanced Technology Business. The likelihood of success of the Company's entry into the advanced technology business of producing and selling flexible thin-film substrates by electronic deposition through ITN Electronic Substrates LLC, and the Company's proposed entry into other new businesses involving advanced technology, must be considered in view of the problems, expenses, difficulties, complications and delays frequently encountered with starting up a new business, including the development of new technology and the marketing of new products. The Company has no history of operations in these lines of business upon which to evaluate its prospects for future operating or financial success.

       5. Risk of Technological and Regulatory Change and Requirement for New Products. The market for advanced technology products is characterized by rapidly changing technology, new legislation and regulations, and evolving industry standards. The introduction of products embodying new technology, the adoption of new legislation or regulations, or the emergence of new industry standards could render the LLC's products and future products, if any, obsolete and unmarketable. The success and growth of the LLC will depend, in part, upon its ability to anticipate changes in technology, market needs, law, regulations, and industry standards, and to successfully develop and introduce new and enhanced products on a timely basis. The LLC will need to devote a substantial amount of its efforts to research and development as well as to sales and marketing.

       6. Effect of Competition. The products of the gas-to-liquids Technology will compete with other petroleum products, including products produced by similar methods. To a great extent, competition in this business will be based upon price, although compliance with environmental laws may create demand for the Company's low aromatic, sulphur-free diesel fuel even at premium prices. Others have and are actively seeking to develop technology that will enable results similar to the Company's processes for conversion of gas-to-liquid hydrocarbons. The most likely competition will come from major corporations in the oil and gas and synthetic fuel industries that have vastly greater technical and financial resources than the Company. The stains, sealers and coatings industry is highly competitive and has historically been subject to intense price competition. It is estimated that there are approximately 800 coatings manufacturers in the United States, many of which are small companies that provide intense competition within regional and local markets, especially with respect to lower price coatings and custom made specialty items required on a short-term delivery basis. The Company's primary competition is approximately one dozen other manufacturers, of which at least five are large, better capitalized, and have more extensive distribution networks. Other manufacturers are large diversified corporations, the assets of which are vastly greater than those of the Company, which compete on a nationwide basis. The Company's overall position in the coatings industry, as one of the smallest manufacturers, is minor. The advanced technology industry producing thin-film substrates by electronic deposition is highly competitive. Competitors include at least a dozen of United States and international competitors, many of which are large diversified businesses, and the assets of which are greatly superior to those of the Company.
  Competition for the advanced technology products is based upon price, quality, and quantity of the products, as well as reputation, none of which have been established by the Company because it is only now entering into this business.

       7. Need for Inexpensive Feedstock to Produce Gas-to-Liquids Products that Are Competitively Priced. Successful exploitation of the Company's gas-to-liquids Technology depends upon the availability of substantial quantities of carbon-bearing, low-cost feedstock for plants that use the Technology. Management believes such feedstock gas will be readily available from sources such as natural gas wells that are not producing gas because of remote locations, and from other sources such as synthesis gas produced by gasification of coal, as well as industrial off gases. However, in the event low-cost gas cannot be obtained, then plants using the Technology may not be able to produce products for sale at competitive prices. Although the cost of diesel fuel produced at the plants may require that it be sold at prices somewhat higher than competing diesel fuels, management expects that many users, particularly those subject to the increasingly strict mandates of the Clean Air Act, will pay a premium. If prices for crude oil are in the range of $18 per barrel and diesel fuel at approximately $.50 per gallon or higher, management believes that the diesel fuel produced using the Technology can be priced competitively, but no such assurance can be given. Also, should oil or commercial No. 2 diesel fuel prices both decrease significantly, any market for the Company's diesel fuel that may hereafter exist could be adversely affected.

       8. Lack of Adequate Capital to Exploit the Gas-to-Liquids Technology. The capital cost of gas conversion plants and natural gas fields or other sources of feedstock that use the Company's Technology requires more capital than is available to the Company or to many of its potential licensees. While the Company does not presently plan to build its own plants for use of the Technology, and expects its licensees to acquire feedstock and build and own plants for which they are licensed by the Company, many potential licensees are unable to finance the construction costs and acquire feedstock, or to do so readily. These limitations have slowed and will continue to delay use of the Technology and resulting revenues to the Company from use of the Technology unless the Company is able to join with other better capitalized companies to commercially exploit the Technology. There are no assurances that such joint arrangements will be available or acceptable to the Company.

       9. Lack of End Product Purchase Contracts. The Company has previously contacted various potential purchasers of the products of the gas-to-liquids Technology, primarily users of diesel fuel, and potential purchasers of the thin-film substrates, but has no contracts for purchase of such end products. The Company's gas-to-liquids licensees are responsible for marketing products from gas conversion plants constructed by them. Because the diesel fuel produced is relatively non-polluting, it is believed that metropolitan transportation districts and other users of fuel in urban areas having air pollution problems may be interested in purchasing such fuel, possibly at a premium over the price of commercial diesel fuel. However, no such assurance can be given.

       10. Risk of Expatriation Laws. In its offshore operations involving the gas-to-liquids Technology, the Company expects it will usually be paid design contract fees, license fees, royalties and other compensation denominated in the currency of the subject country. The Company will thus be subject to the risk of fluctuation of currency exchange rates. Whenever possible, however, management intends to negotiate payment in U.S. dollars. In addition, some countries have laws that may adversely affect the ability of the Company to remove funds from that country, may impose taxes upon such removal, or limit the amount of the payments that a licensee can make to the Company.

       11. Uninsured Losses Related to the Gas-to-Liquids Technology. Certain types of losses (generally losses of a catastrophic nature such as damage to a conversion plant in which the Company may hold an interest caused by fire, explosion, war, earthquakes and floods) are either uninsurable or not economically insurable. Should an uninsured or partially insured loss occur, the Company could suffer a loss of invested capital and any profits that might otherwise have been anticipated.

       12. Limitation on Protection of Intellectual Property. The Company relies on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect its intellectual property rights in its lines of business. There are no assurances that these rights or any additional patents will be adequate to protect the Company's interest in present and any future intellectual property. Patents and copyrights may be contested by competitors and held invalid or not effective to preclude others from using similar concepts and functionally similar processes. The protection afforded to intellectual property by other nations is generally not as effective as that provided within the United States.

       13. No Expectation of Dividends. No dividends have been paid on the Company's Common Stock since inception, and it is highly unlikely that any dividends will be paid in the near term due to existing capital needs. However, if the business plan is successful, the Company may generate substantial revenue from its lines of business, which, barring unanticipated capital commitments, is expected to allow payment of dividends. No assurance can be given, however, that the Company will ever pay, or be in a position to pay dividends.

       14. Potential Dilution Due to Exercise of Stock Options and Additional Private Offerings. The Company has committed to issue a substantial number of shares of Common Stock upon exercise of presently outstanding stock options. The Company may issue additional shares of its Common Stock or warrants for the purchase of Common Stock to raise operating capital or acquire other businesses or assets. Issuance of additional shares of Common Stock will reduce the percentage ownership interest in the Company represented by shares of Common Stock acquired by purchasers and may dilute the value of their interest in the Company.

       15. Potential Dilution of Shareholder Rights by Issuance of Preferred Stock. The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $10 per share. Preferred stock may be issued in one or more series, the terms of which will be determined at the time of issuance by the board of directors without any requirement for shareholder approval. Such rights may include voting rights, preferences as to dividends and, upon liquidation, conversion and redemption rights, and mandatory redemption provisions pursuant to sinking funds or otherwise. Conversion of the preferred stock or issuance of additional preferred stock could affect the rights of the holders of Common Stock and therefore reduce the value of the Common Stock. Rights could also be granted to holders of preferred stock hereafter issued that could reduce the attractiveness of the Company as a potential takeover target. See "DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK."

       16. Deterrence of Tender Offers by Fair Price Provisions. The Company's Articles of Incorporation include provisions designed to assure shareholders, to the extent possible, that any hostile takeover attempt or merger of the Company with a significant shareholder or its affiliate will result in shareholders receiving a fair value for their securities. These provisions include grouping of the board of directors into three classes with staggered terms; a requirement that directors may be removed without cause only with the approval of the holders of 66-2/3% of the outstanding voting power of the capital stock of the Company; and a requirement that the holders of not less than 66-2/3% of the voting power of the outstanding capital stock of the Company approve certain business combinations of the Company with any holder of more than 10% of such voting power or an affiliate of any such holder unless the transaction is either approved by at least a majority of the uninterested and unaffiliated members of the board of directors or unless certain minimum price and procedural requirements are met. These provisions could deter a hostile tender offer by a third party for the purchase of some or all of the Company's outstanding securities and could have the effect of entrenching management. See "DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK."

       17. Volatility of Stock Prices; Penny Stock Rules. The over-the-counter markets for securities such as the Company's Common Stock historically have experienced extreme price and volume fluctuations. These broad market fluctuations, variations in the Company's results of operations, and other economic and industry trends may adversely affect the market price of the Company's Common Stock. Although the Common Stock is listed for quotation on the NASDAQ SmallCap Market, there are no assurances that the Common Stock will meet the minimum bid price of $1 or other listing requirements. Accordingly, there can be no assurance that the Common Stock will remain eligible for quotation on NASDAQ. In the event of ineligibility and delisting, the Common Stock would become subject to rules of the Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." The penny stock rules may make many brokers unwilling to engage in transactions in the Company's Common Stock because of the added burdens imposed on the broker by those rules to make disclosures and to determine and establish the suitability of each prospective purchaser of the Common Stock. The penny stock rules may make it more difficult for purchasers of Common Stock in this offering to dispose of their securities and could adversely affect the market price of the Common Stock.


  Use of Proceeds

       The Shares are being offered for the account of Selling Shareholders. The Company will not receive any proceeds from the sale of their Shares. The Company has previously received $520,253 as the purchase price for those Shares which the Selling Shareholders acquired by exercise of stock purchase warrants. The Company used those proceeds to redeem some of its outstanding preferred shares. All of the preferred shares have been redeemed, and no additional funds received by the Company from the exercise of stock purchase warrants will be used to redeem outstanding shares of the Company. The Company will receive approximately $219,000 if all of the stock purchase warrants are exercised, of which there is no assurance. The Company intends to use any net proceeds from the exercise of the warrants for working capital and general corporate purposes.

                             RECENT DEVELOPMENTS

       During July 1997, Rentech agreed with ITN Energy Systems, Inc., a privately-owned Colorado corporation, to enter into a new business called ITN Electronic Substrates LLC. Rentech owns 50% of this new entity. The LLC will manufacture and sell flexible thin-film substrates by electronic deposition. The new business intends to begin its first activities and begin production in 1998. The customers are expected to be contract manufacturers in the computer, aerospace and medical instrument industries, as well as large end-users which use the substrates to manufacture their own products.


                             SELLING SHAREHOLDERS

   The shares of Common Stock owned by the Selling Shareholders and the shares of Common Stock (the
"Shares") underlying stock purchase warrants held by them are being offered by the Selling Shareholders identified in the following table.
                                                                           Number of Shares
                                                             Number of     to be Beneficially Owned
Name of                              Number of Shares        Shares That   On Completion of the Offering
Selling                              Beneficially Owned      May Be                                % of
Shareholder                          Record      Indirect    Offered(1)    Record    Indirect      Class
-----------------                    ------      --------    ----------    ------    --------      -----
Andrew G. Bartlett III                   4,000       4,000       8,000         ---         ---      0
Robert J. Barton                        18,740      18,740      37,480         ---         ---      0
Michael H. Berger                        3,572       1,438       2,876       2,134         ---      *
Stephen Bushansky                       31,978         ---      31,978         ---         ---      0
C. David Callahan                       31,558         ---      31,558         ---         ---      0
Kenneth D. Carlson                      63,882         ---      31,941      31,941         ---      *
Donald A. Christensen                   80,000     400,000     290,000      40,000     150,000      *
Cisco Fine Mexican Food              1,006,700     287,350     503,350     503,350     287,350      1
Conch Bar Enterprises, Inc.            198,000         ---     127,763      70,237         ---      *
Bartley W. Conroy                      224,325         ---      70,000     154,325         ---      *
Robert O. Corn                          11,906      11,906      23,812         ---         ---      0
Diamond Trust                          434,859         ---     234,605     200,254         ---      *
H. Alan Dill                            22,098      22,098      44,196         ---         ---      0
D.S.N. Enterprises, Ltd.               300,436     100,000     400,436         ---         ---      0
Dennis S. Ferraro                       11,049      11,049      22,098         ---         ---      0
Michael I. Garnett                      80,000         ---      40,000      40,000         ---      *
Gulf Coast Trust                        63,149         ---      63,149         ---         ---      0
Cheryl C. Harper                         8,000         ---       4,000       4,000         ---      *
G.L. (Geoff) Hoffman                    30,854      11,049      22,098      19,805         ---      *
Kent T. Hultquist                      126,750         ---      63,375      63,375         ---      *
Donald G. Hunter                       633,400      55,000     236,300     452,100         ---      *
C.E. Husted                            107,415         ---      35,805      71,610         ---      *
Michael J. Jefferson                    22,098      22,098      44,196         ---         ---      0
Leslie Johnson TTEE FBO Equity         253,150         ---     126,575     126,575         ---      *
  Concepts Mgnt. Corp.
  Profit Sharing Plan
Rex A. Johnson                         200,000         ---     100,000     100,000         ---      *
Paul D. Jorgensen                      231,964         ---      63,988     167,976         ---      *
Fred E. Karp                            31,994         ---      31,994         ---         ---      0
Delaware Charter FBO Tommy L. Keith    383,289         ---     127,763     255,526         ---      *
John Thomas Kimball III                  8,000         ---       4,000       4,000         ---      *
Nora D. Kimball                         25,557         ---       8,000      17,557         ---      *
Redford Kimball                          8,000         ---       4,000       4,000         ---      *
Diane J. King                           24,000         ---      24,000         ---         ---      0
Douglas B. Koff                          2,600       2,600       5,200         ---         ---      0
Joseph F. Lambright                    282,465   1,000,000     282,465         ---   1,000,000      3.5
Lambright LLC                        1,000,000     282,465   1,000,000         ---     282,465      *
Laredo Properties                      254,160         ---     127,080     115,000         ---      *
Frank L. Livingston                     40,000         ---      20,000      20,000         ---      *
Loren L. Mall                          283,052         ---      50,700     232,352         ---      *
Mickey J. Mandel                        22,098      22,098      44,196         ---         ---      0
Roger Mariani                           31,984         ---      31,984         ---         ---      0
Neil J. Montagino                      255,950         ---     127,975     127,975         ---      *
Philip S. Mushlin                      423,925         ---     127,975     295,950         ---      *
Stanley E. Norfleet                    152,996         ---      63,988      89,008         ---      *
Craig K. Olson                          63,644         ---      31,822      31,822         ---      *
Satish B. Parekh                       661,501     108,382     100,513     560,988         ---      *
Kevin S. Parson                        200,000         ---     100,000     100,000         ---      *
Ned F. Parson                          252,464         ---     126,232     126,232         ---      *
Rebecca C. & Gary R. Perrine           140,050         ---     126,775      13,275         ---      *
David H. Press                          26,200      26,200      52,400         ---         ---      0
Roger B. Rankin                        198,000     250,000     118,000      80,000     250,000      *
Bernie Reamer                           63,800         ---      31,900      31,900         ---      *
Ralph E. Riggs                         289,818     233,183     270,440      74,378     123,186      *
Rodriguez Family Partners, Ltd.         27,955         ---      18,750       9,205         ---      *
James P. Samuels                       127,875     579,500      49,500     127,875     530,000      *
Schneider Holdings Co.                 126,198         ---     126,198         ---         ---      0
Norman Seif                             31,984         ---      31,984         ---         ---      0
Wm. Earl Somerville                        ---      55,000      55,000         ---         ---      0
Jay Thomas Smith                        62,500         ---      31,250      31,250         ---      *
Gary L. Snyder                         162,448         ---      81,224      81,224         ---      *
Michael Gary Solomon                   135,000         ---     127,975       7,075         ---      *
Robert John Stalberger                  63,116         ---      31,558      31,558         ---      *
Leonard N. Waldbaum                     22,337      20,426      40,852       1,911         ---      *
Philip D. Waldbaum                      22,098      22,098      44,196         ---         ---      0
Wally Five Ltd.                          9,200       4,200       8,400       5,000         ---      *
Sampson Junior Williams                289,450         ---      63,150     226,300         ---      *
                                                             ---------
      Total                                                  6,409,018(1)
---------------

      *Less than 1%
<F1>  Includes shares of common stock and 719,500 shares of common stock issuable upon exercise of stock purchase warrants.

       One of the Selling Shareholders, Loren L. Mall, is associated with Brega & Winters P.C. which serves as general counsel for the Company. To the knowledge of the Company, none of the other Selling Shareholders nor any officers, directors or employees of a Selling Shareholder have held any office, position or other material relationship with the Company, its predecessors or affiliates during the past three years.

       Each Selling Shareholder has represented that he purchased the Common Stock for investment and with no present intention of distributing or reselling such Shares unless registered for resale. However, in recognition of the fact that holders of restricted securities may wish to be legally permitted to sell their Shares when they deem appropriate, the Company has filed with the Commission under the Securities Act a Form S-3 registration statement of which this Prospectus forms a part with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions. The Company has agreed to prepare and file such amendments and supplements to the Registration Statement and to use its best efforts to obtain effectiveness of the Registration Statement and to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto, until such Shares are no longer, by reason of Rule 144 under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the Selling Shareholders, or for a period of 180 days, whichever occurs first.

       Certain of the Selling Shareholders, their associates and affiliates may from time to time be customers of, engage in transactions with, and/or perform services for the Company or its subsidiaries in the ordinary course of business.


                            PLAN OF DISTRIBUTION

       The sale of the Shares by the Selling Shareholders may be effected from time to time (i) in transactions in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, and (ii) at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). Selling Shareholders may also sell such shares pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 if the requirements for the availability of such rules have been satisfied.

       The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

       The Company has advised the Selling Shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised the Selling Shareholders that in the event of a "distribution" of his or its shares, such Selling Shareholders, any "affiliated purchasers," and any broker-dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until his or its participation in that distribution is completed.
  A "distribution" is defined in Rule 10b-6(c)(5) as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." The Company has also advised the Selling Shareholders that Rule 10b-7 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

               DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

       The shares of Common Stock covered by this Prospectus are fully paid and nonassessable. Holders of the Common Stock have no preemptive rights. Each stockholder is entitled to one vote for each share of Common Stock held of record by such stockholder. There is no right to cumulate votes for election of directors. Upon liquidation of the Company, the assets then legally available for distribution to holders of the Common Stock will be distributed ratably among such shareholders in proportion to their stock holdings. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

       The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $10 par value per share. A quorum for purposes of meetings of common shareholders consists of a majority of the issued and outstanding shares of Common Stock, and once a quorum is established, action of a routine nature may properly be taken by a majority of the shares represented in person or by proxy at the meeting. Most major corporate transactions such as mergers, consolidations, sales of all or substantially all assets, and certain amendments to the articles of incorporation require approval by the holders of two-thirds of the issued and outstanding shares entitled to vote. The Company's board of directors is authorized to issue shares of Common Stock and preferred stock without approval of shareholders. Shares of preferred stock may be issued in one or more series, the terms of which will be determined at the time of issuance by the board of directors without any requirement for shareholder approval. Such rights may include voting rights, preferences as to dividends, and upon liquidation, conversion and redemption rights, and mandatory redemption provisions pursuant to sinking funds or otherwise. No shares of preferred stock are issued and outstanding as of this date, and the Company has no present plans to issue shares of preferred stock.


                                LEGAL OPINIONS

       Brega & Winters, P.C., 1700 Lincoln Street, Suite 2222, Denver, Colorado 80203 has rendered an opinion as to the legality of the Shares issued to the Selling Shareholders.


                                   EXPERTS

       The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB/A for the twelve months ended September 30, 1997 and the nine-month period ended September 30, 1996 have been audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report (which contained an explanatory paragraph relative to the going concern uncertainty), which is incorporated herein, and has been so incorporated in reliance upon such report given upon the authority of the firm as experts in accounting and auditing.

       NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS TO ANY OF THE TIME SUBSEQUENT TO ITS DATE. HOWEVER, THE COMPANY HAS UNDERTAKEN TO AMEND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART TO REFLECT ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE THEREOF WHICH INDIVIDUALLY OR IN THE AGGREGATE REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT. IT IS ANTICIPATED, HOWEVER, THAT MOST UPDATED INFORMATION WILL BE INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "DOCUMENTS INCORPORATED BY REFERENCE."

       ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

  Available Information                                        4

  Documents Incorporated by Reference                          4

  Summary                                                      5

  Risk Factors                                                 6

  Use of Proceeds                                              11

  Recent Developments                                          12

  Selling Shareholders                                         12

  Plan of Distribution                                         14

  Description of Common Stock and Preferred Stock              15

  Legal Opinions                                               16

  Experts                                                      16


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Registration Fee - Securities and Exchange Commission            $    778.21
Legal Fees and Disbursements*                                      14,500.00
Accounting Fees and Disbursements*                                  5,500.00
Legal Fees and Expenses in Connection with Blue Sky Filings*        1,500.00
Miscellaneous*                                                        375.00
                                                                 -----------
     Total                                                       $ 22,653.21
                                                                 ===========
--------------------

* Estimated.

        Item 15.  Indemnification of Directors and Officers.

       The only charter provision, bylaw, contract, arrangement or statute under which any director, officer or controlling person of Registrant is insured and indemnified in any manner as such is as follows:

       (a) Registrant has the power under the Colorado Corporation Code to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of Registrant or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of Registrant such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of Registrant but no indemnification shall be made if such person was adjudged to be liable for negligence or misconduct in the performance of his duty to Registrant unless and to the extent the court in which such action or suits was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

       (b) The Articles of Incorporation and Bylaws of Registrant generally require indemnification of officers and directors to the fullest extent allowed by law.

       (c) Paragraph 3 of the Certificate of the Selling Shareholders, filed as Exhibit 1 to this Registration Statement, contains provisions by which Registrant and its controlling persons are indemnified against certain losses, claims, expenses and liabilities under the Securities Act of 1933, as amended.


  Item 16.  Exhibits.
  The following exhibits are filed as part of this Registration Statement:

Exhibit                                                                                    Sequential
Number         Document                                                                    Page Number
-------        --------                                                                    -----------

EX-1           Form of Certificate of Selling Shareholders (incorporated by reference from Registrant's Form S-3 Registration Statement No. 333-35571,
               Exhibit 1, filed with the Securities and Exchange Commission on
               September 12, 1997).

EX-3.1(i).1    Restated and Amended Articles of Incorporation, dated January 4, 1991
               (incorporated herein by reference from the exhibits to Amendment
               No. 2 to Registrant's Form S-18 Registration Statement No. 33-37150-D
               filed with the Securities and Exchange Commission on January 18, 1991).

EX-3.1(i).2    Articles of Amendment dated April 5, 1991 to the Restated and Amended
               Articles of Incorporation (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated August 10,
               1993 filed with the Securities and Exchange Commission).

EX-3.3         Bylaws as amended, (incorporated herein by reference from the exhibits to Registrant's Form S-18 Registration Statement No. 33-37150-D filed with the Securities and Exchange Commission on January 18, 1991).

EX-4           Form of Warrant to Purchase Shares of Common Stock (incorporated herein by reference from the exhibits to Registrant's Registration Statement
               No. 333-11567 filed with the Securities and Exchange Commission on
               September 6, 1996).

EX-5           Opinion of Brega & Winters, P.C. (incorporated by reference from
               Registrant's Form S-3 Registration Statement No. 333-35571, Exhibit 5,
               filed with the Securities and Exchange Commission on September 12, 1997).

EX-10.1        Profit Sharing Plan (incorporated herein by reference from the exhibits to Registrant's Form S-18 Registration Statement No. 33-37150-D filed with the Securities and Exchange Commission on or about October 30, 1990).

EX-10.2        1990 Stock Option Plan (incorporated herein by reference from the exhibits to the Company's Registration Statement No. 33-37150-D filed with the Securities and Exchange Commission on Form S-18 dated
               April 12, 1992).

EX-10.3        1994 Stock Option Plan (incorporated herein by reference from the exhibits to Post-Effective Amendment No. 5 to Registrant's Form S-18
               on Form SB-2 Registration Statement No. 33-37150-D filed with the
               Securities and Exchange Commission on or about September 19, 1994).

EX-10.4        1996 Stock Option Plan (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated December 18,
               1996 filed with the Securities and Exchange Commission).






                                                    PAGE 19

EX-10.5        Employment Contracts with Charles B. Benham, Dennis L. Yakobson and
               Ronald C. Butz dated November 14, 1994 (incorporated herein by refer-
               ence from the exhibits to Registrant's Current Report on Form 8-K dated
               November 14, 1994 filed with the Securities and Exchange Commission).

EX-10.6        Articles of Organization of ITN Electronic Substrates LLC dated August 4,
               1997 (incorporated herein by reference from the exhibits to Registrant's
               Amendment No. One on Form 10-KSB/A dated October 31, 1997 to Form 10-KSB for the Transition Period ended September 30, 1996).

EX-10.7        License to Donyi  Polo Petrochemicals Pty dated June 25, 1994
               (incorporated herein by reference from the exhibits to Registrant's
               Amendment No. One on Form 10-KSB/A dated October 31, 1997 to Form 10-KSB for the Transition Period ended September 30, 1996).

EX-23.1        Consent of Independent Certified Public Accountants.                        24

EX-23.2        Consent of Brega & Winters P.C. (included in Exhibit 5).

EX-99.1        Letter of Intent between Rentech, Inc. and ITN Energy Systems, Inc. dated
               October 17, 1996 (incorporated herein by reference from the exhibits to
               Registrant's Current Report on Form 8-K/A dated November 7, 1996 filed with the Securities and Exchange Commission).

EX-99.2        Report of Independent Certified Public Accountants (incorporated herein by reference from the exhibits to Registrant's Annual Report on Form
               10-KSB/A for the fiscal year ended September 30, 1997 and for the nine months ended September 30, 1996, filed with the Securities and Exchange
               Commission on December 29, 1997).

  Item 17.  Undertakings.

  I.     (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.


                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of January, 1998.

                              RENTECH, INC.



                               (signature)
                         By:  ---------------------------------
                              Dennis L. Yakobson, President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                         Date
---------                   -----                         ----


(signature)
-------------------------   President, Chief Executive    January 16, 1998
Dennis L. Yakobson          Officer and Director



(signature)
-------------------------   Director                      January 16, 1998
Mark S. Bohn
by Dennis L. Yakobson,
attorney in fact



(signature)
-------------------------   Vice President, Chief         January 16, 1998
Ronald C. Butz              Operating Officer,
By Dennis L. Yakobson,      Secretary and Director
attorney in fact



(signature)
-------------------------   Director                      January 16, 1998
Erich W. Tiepel
by Dennis L. Yakobson
attorney in fact



(signature)
-------------------------   Vice President-Finance, and   January 16, 1998
James P. Samuels            Chief Financial Officer

                                                                PAGE 22
                                         EXHIBIT INDEX
Exhibit                                                                                   Sequential
Number         Document                                                                   Page Number
EX-1           Form of Certificate of Selling Shareholders (incorporated by reference from Registrant's Form S-3 Registration Statement No. 333-35571,
               Exhibit 1, filed with the Securities and Exchange Commission on
               September 12, 1997).

EX-3.1(i).1    Restated and Amended Articles of Incorporation, dated January 4, 1991
               (incorporated herein by reference from the exhibits to Amendment
               No. 2 to Registrant's Form S-18 Registration Statement No. 33-37150-D
               filed with the Securities and Exchange Commission on January 18, 1991).

EX-3.1(i).2    Articles of Amendment dated April 5, 1991 to the Restated and Amended
               Articles of Incorporation (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated August 10,
               1993 filed with the Securities and Exchange Commission).

EX-3.3         Bylaws as amended, (incorporated herein by reference from the exhibits to Registrant's Form S-18 Registration Statement No. 33-37150-D filed with the Securities and Exchange Commission on January 18, 1991).

EX-4           Form of Warrant to Purchase Shares of Common Stock (incorporated herein by reference from the exhibits to Registrant's Registration Statement
               No. 333-11567 filed with the Securities and Exchange Commission on
               September 6, 1996).

EX-5           Opinion of Brega & Winters, P.C. (incorporated by reference from
               Registrant's Form S-3 Registration Statement No. 333-35571, Exhibit 5,
               filed with the Securities and Exchange Commission on September 12, 1997).

EX-10.1        Profit Sharing Plan (incorporated herein by reference from the exhibits to Registrant's Form S-18 Registration Statement No. 33-37150-D filed with the Securities and Exchange Commission on or about October 30,
               1990).

EX-10.2        1990 Stock Option Plan (incorporated herein by reference from the exhibits to the Company's Registration Statement No. 33-37150-D filed with the Securities and Exchange Commission on Form S-18 dated
               April 12, 1992).

EX-10.3        1994 Stock Option Plan (incorporated herein by reference from the exhibits to Post-Effective Amendment No. 5 to Registrant's Form S-18
               on Form SB-2 Registration Statement No. 33-37150-D filed with the
               Securities and Exchange Commission on or about September 19, 1994).

EX-10.4        1996 Stock Option Plan (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated December 18,
               1996 filed with the Securities and Exchange Commission).

EX-10.5        Employment Contracts with Charles B. Benham, Dennis L. Yakobson and
               Ronald C. Butz dated November 14, 1994 (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated November 14, 1994 filed with the Securities and Exchange
               Commission).

EX-10.6        Articles of Organization of ITN Electronic Substrates LLC dated August 4,
               1997 (incorporated herein by reference from the exhibits to Registrant's
               Amendment No. One on Form 10-KSB/A dated October 31, 1997 to Form 10-KSB for the Transition Period ended September 30, 1996).

EX-10.7        License to Donyi Polo Petrochemicals Pty dated June 25, 1994
               (incorporated herein by reference from the exhibits to Registrant's
               Amendment No. One on Form 10-KSB/A dated October 31, 1997 to Form 10-KSB for the Transition Period ended September 30, 1996).


                                                    PAGE 23

EX-23.1        Consent of Independent Certified Public Accountants.                       24

EX-23.2        Consent of Brega & Winters P.C. (included in Exhibit 5).

EX-99.1        Letter of Intent between Rentech, Inc. and ITN Energy Systems, Inc.
               dated October 17, 1996 (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K/A dated November 7,
               1996 filed with the Securities and Exchange Commission).

EX-99.2        Report of Independent Certified Public Accountants (incorporated herein by reference from the exhibits to Registrant's Annual Report on
               Form 10-KSB/A for the fiscal year ended September 30, 1997, and for the nine months ended September 30, 1996, filed with the Securities and Exchange Commission on December 29, 1997).


                           APPENDIX

  On the Prospectus cover there is a red herring running vertically on the left-hand side of the page. It reads as follows:

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.